Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2005, except for Note 19 as to which the date is March 25, 2005 relating to the financial statements, which appears in Ormat Technologies, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2004. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Sacramento, California
January 13, 2006